UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):   November 27, 2002

CBRL GROUP, INC.

Tennessee

0-25225

        62-1749513

(State or Other Jurisdiction

       (Commission File Number)

    (I.R.S. Employer

      of Incorporation)

               Identification No.)

305 Hartmann Drive, Lebanon, Tennessee 37087

 (615) 444-5533

#

Item 7.  Financial Statements and Exhibits

(a)

Financial Statements.  None.

(b)

Pro Forma Financial Information.  None.

(c)

Exhibits.

99.1  Press Release dated November 27, 2002.

Item 9.  Regulation FD Disclosure

CBRL Group, Inc. (the “Registrant”) issued a press release announcing that the Board of Directors of the Registrant has declared an annual cash dividend of $0.02 per share.

.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 27, 2002

CBRL GROUP, INC.

By: /s/  James F. Blackstock

Name: James F. Blackstock

Title:

Senior Vice President, General

Counsel and Secretary

Exhibit 99.1

Contact:

Lawrence E. White

Senior Vice President/

Finance and Chief

Financial Officer

CBRL GROUP, INC. ANNOUNCES ANNUAL CASH DIVIDEND

LEBANON, Tenn. (November 27, 2002) ─ CBRL Group, Inc. (Nasdaq:CBRL) today announced that the Board of Directors has declared an annual cash dividend of $0.02 per share.  The dividend is payable on January 2, 2003, to shareholders of record as of the close of business on December 13, 2002.

Headquartered in Lebanon, Tennessee, CBRL Group, Inc. presently operates 463 Cracker Barrel Old Country Store restaurants and gift shops located in 41 states and 91 company-operated and 12 franchised Logan’s Roadhouse restaurants located in 17 states.